UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015 (April 15, 2015)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, Suite 3200

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On April 15, 2015, New York Mortgage Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale of 3,600,000 shares of the Company’s 7.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, $0.01 par value per share (“Series C Preferred Stock”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 540,000 shares of Series C Preferred Stock on the same terms and conditions. The closing of the offering, which is subject to customary closing conditions, is expected to occur on April 22, 2015, and will result in total net proceeds to the Company of approximately $86,980,000 after deduction of underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business, the Underwriters or their affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The shares of Series C Preferred Stock were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-198177), which automatically became effective upon filing with the Securities and Exchange Commission on August 15, 2014.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. In connection with the filing of the Underwriting Agreement, the Company is filing the opinions of its special Maryland counsel, Venable LLP, and tax counsel, Hunton & Williams LLP, as Exhibits 5.1 and 8.1 hereto, respectively.

Item 3.03.     Material Modification to Rights of Security Holders.

On April 21, 2015, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 4,140,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of Series C Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on April 21, 2015.

The Articles Supplementary provide that the Company will pay, when and if authorized by the Board of Directors of the Company, cumulative cash dividends at the rate of 7.875% of the $25.00 liquidation preference (equivalent to $ 1.96875 per annum per share) on the Series C Preferred Stock, in arrears, on the 15th day of January, April, July and October of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) from and including the date of original issuance, which is anticipated to be April 22, 2015.

The Series C Preferred Stock is not redeemable by the Company prior to April 22, 2020 except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after April 22, 2020, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless the Company has exercised its right to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series C Preferred Stock generally have no voting rights.

A copy of the Articles Supplementary and form of Series C Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Report, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01.     Other Events.

On April 17, 2015, the Company received notification from the Nasdaq Listing Qualifications Department of The NASDAQ Stock Market LLC that the Company’s 7.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, $0.01 par value per share (the “Series B Preferred Stock”) will be transferred from The Nasdaq Capital Market to The Nasdaq Global Select Market at the opening of business on April 22, 2015. The Series B Preferred Stock will continue to trade under the symbol “NYMTP.”

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of April 15, 2015, by and among the Company, Morgan Stanley & Co. LLC, UBS Securities LLC and Keefe, Bruyette & Woods, Inc.

3.1

Articles Supplementary classifying and designating 7.875% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 8-A, filed on April 21, 2015)

4.1	Specimen of 7.875% Series C Cumulative Redeemable Preferred Stock Certificate (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form 8-A, filed on April 21, 2015)

5.1	Opinion of Venable LLP regarding legality of shares

8.1	Opinion of Hunton & Williams LLP regarding tax matters

12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K, filed on February 27, 2015)

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: April 21, 2015	By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated as of April 15, 2015, by and among the Company, Morgan Stanley & Co. LLC, UBS Securities LLC and Keefe, Bruyette & Woods, Inc.

3.1

Articles Supplementary classifying and designating 7.875% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 8-A, filed on April 21, 2015)

4.1	Specimen of 7.875% Series C Cumulative Redeemable Preferred Stock Certificate (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form 8-A, filed on April 21, 2015)

5.1	Opinion of Venable LLP regarding legality of shares

8.1	Opinion of Hunton & Williams LLP regarding tax matters

12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K, filed on February 27, 2015)

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)